BRITISH
COLUMBIA

NUMBER: **375006**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

KEY CAPITAL GROUP INC.

has this day changed its name to

ACCELRATE POWER SYSTEMS INC.

Issued *under my hand at Victoria, British Columbia*
on October 23, 2003

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA